QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Applied Materials Inc. to Acquire Worldwide Business of
Metron Technology N.V.

Conference Call Scheduled Today at 2:30 pm PT

        SAN JOSE, Calif., August 16, 2004—Metron Technology N.V. (Nasdaq: MTCH) announced today that it has entered into a definitive agreement pursuant to which Applied Materials Inc. would acquire the worldwide operating subsidiaries and business of Metron. Under the terms of the agreement, Applied Materials would pay approximately $84,567,000 in cash to Metron for all outstanding shares of Metron's worldwide operating subsidiaries and substantially all of the other assets of Metron, and would assume certain Metron liabilities. The acquisition, which is subject to regulatory and Metron shareholder approval and other closing conditions, is expected to close in Metron's second fiscal quarter, ending November 30, 2004.

        Following the close of the acquisition, Metron Technology N.V. would plan to announce cash distributions to its shareholders in the range of approximately $4.74 per share to approximately $4.80 per share (depending on the tax attributes of the Metron shareholders). Metron anticipates that this distribution would be made in at least two cash distributions during the six-month period following the close of the transaction with a substantial portion of the payment to be made as soon as practicable following closing. Metron has not set a record or payment date for such distributions, and the final amount and timing of the distributions is dependent upon a variety of factors, including the timing and costs of winding up and dissolving Metron Technology N.V. In connection with the final cash distribution to its shareholders, it is anticipated that Metron would conclude its business, delist its shares from Nasdaq and be dissolved and liquidated.

        "We believe that by aligning forces with Applied Materials, we would significantly improve Metron's ability to provide worldwide customers in the semiconductor industry with outsource solutions," stated Ed Segal, chairman and chief executive officer of Metron.

        "We also believe that this transaction is in the best interest of our shareholders, employees, customers, and suppliers. As part of Applied Materials, Metron's suppliers and customers would have a stronger outsource solutions partner. At the same time, we believe this offers many more growth opportunities for our employees," said Segal.

        The Metron business would be an integral part of Applied Global Services and become a wholly-owned subsidiary of Applied Materials, allowing the company to continue to develop and market outsource alternatives to provide the semiconductor industry with cost-effective solutions for the non-core areas of the fab.

        Perseus Group provided financial advice, including a fairness opinion, to the managing and supervisory boards of Metron Technology N.V. in connection with the proposed transaction with Applied Materials.

Conference Call

        Metron has scheduled a conference call for today, August 16, 2004 to discuss the proposed transaction. Ed Segal, chairman and chief executive officer, Dennis Riccio, president and chief operating officer, and Doug McCutcheon, senior vice president and chief financial officer, will host the call at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time. A question and answer session will follow.

        To listen to the call, dial (517) 308-9030 and reference the pass code: Metron. An audio replay will be made available approximately one hour after the conclusion of the call and will remain available for one week. To access the replay, dial (402) 998-0101.

        The Metron conference call will be available via a live audio webcast on the investor relations section of the Metron website at http://investor.metrontech.com. An archived webcast replay of the call will be available at http://investor.metrontech.com for one year.

About Metron Technology N.V.

        Metron, the Outsource Solutions Company, is a leading global provider of marketing, sales, service and support solutions to semiconductor materials and equipment suppliers and semiconductor manufacturers. Metron provides outsource solutions that address the critical non-core areas of the fab and include products and services such as materials management solutions, cleanroom services, specialty and legacy equipment, and facility maintenance. Metron outsource solutions enable customers to increase fab productivity and focus on their core competencies, such as product development, manufacturing and marketing. By partnering with Metron, suppliers can focus on product development and other core competencies while reducing their time to market using Metron's global infrastructure. Metron is headquartered in San Jose, California, and is on the web at http://www.metrontech.com.

  This press release contains statements about Metron Technology N.V., a proposed sale of assets and a cash distribution to Metron's shareholders that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "expected," "believes," "anticipates," "plans," "expects," "would" and similar expressions are intended to identify forward-looking statements. These statements are based upon current expectations, forecasts and assumptions that are subject to risks, uncertainties and other factors that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to: the satisfaction of the conditions to closing, including receipt of shareholder and regulatory approvals; the expected closing date of the transaction; the risk that the transaction will not close; the risk that the timing and amount of the actual cash distribution to be distributed to Metron's shareholders will differ from what is presently anticipated; the risk that the costs and expenses of Metron following the closing of the proposed transaction exceed management's current expectations; the risk that continuity of Metron's operations will be disrupted prior to the closing of the transaction; the risk that continuity of Metron's operations will be disrupted in the event the transaction does not close; the reactions of our customers, distributors and suppliers to the proposed transactions; whether the costs of completing the transactions and winding up of the company exceed management's estimates; Metron's ability to retain existing customers, distributors and suppliers and to obtain new customers, distributors and suppliers; Metron's ability to attract and retain qualified personnel; and risks detailed from time to time in Metron's SEC reports, including its Annual Report on Form 10-K, for the year ended May 31, 2004. Metron does not undertake any obligation to update forward-looking statements.

  In connection with the proposed transaction, Metron intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission ("SEC"). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, SHAREHOLDERS OF METRON ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, and any other documents filed by Metron with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, shareholders of Metron may obtain copies of the documents filed with the SEC free of charge at the Metron investor relations website http://www.investor.metrontech.com. You may also read and copy any reports, statements and other information filed by Metron with the SEC at the SEC public reference room at 450 Fifth Street, N.W. Room 1200, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC's website for further information on its public reference room.

  Metron and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Metron shareholders in favor of the proposed transaction. Certain executive officers and directors of Metron have interests in the transaction that may differ from the interests of shareholders generally, including acceleration of vesting of stock options, employment arrangements with Applied Materials following the closing of the transaction, participation in a retention plan to be implemented by Applied Materials following the closing of the transaction and continuation of director and officer insurance and indemnification. These interests will be described in the proxy statement when it becomes available.

Contact:

Financial Community Doug McCutcheon Sr. Vice President & CFO Metron Technology N.V. 408-719-4618	Investors and Media Christina Carrabino Account Director Stapleton Communications Inc. 415-370-7594

# # #

QuickLinks

  EXHIBIT 99.1
Applied Materials Inc. to Acquire Worldwide Business of Metron Technology N.V. Conference Call Scheduled Today at 2:30 pm PT